As filed with the Securities and Exchange Commission on May 3, 2021

Registration No. 333-239883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Post-Effective Amendment No. 3)

Registration Statement under the Securities Act of 1933

KONA GOLD BEVERAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2080	81-5175120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kona Gold Beverage, Inc.

746 North Drive, Suite A

Melbourne, Florida 32934

(844) 714-2224

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert Clark

Chairman of the Board, Chief Executive Officer, and President

746 North Drive, Suite A

Melbourne, Florida 32934

(844) 714-2224

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With copy to:

Randolf W. Katz, Esq.

Clark Hill LLP

155 West Seventh Street, 24th Floor

Los Angeles, California 90017

(213) 417-5310

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.00001 par value per share, issuable upon conversions of the Secured Convertible Debentures (3)	105,947,397	$0.03	$3,178,421.91	$412.56
Common Stock, $0.00001 par value per share, issuable upon exercises of the Warrant (3)	20,000,000	$0.03	600,000.00	77.88
Total	125,947,397	$0.03	$3,778,421.91	$490.44	(4)

(1)	Represents the initial maximum number of shares offered by the selling stockholder named in this Registration Statement. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock, $0.00001 par value per share (our “Common Stock”), that may become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In the event that the adjustment provisions in the secured convertible debentures or the warrant require the registrant to issue more shares of our Common Stock than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional securities.
(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low prices per share of the registrant’s Common Stock as reported by the OTC Markets Group Inc.’s OTCQB® Venture Market on July 13, 2020.
(3)	Represents the shares of Common Stock issuable upon conversions of the secured convertible debentures and upon exercises of the warrant, which were previously issued and granted, respectively, to the selling stockholder named herein in a private placement.
(4)	Previously paid on July 16, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Kona Gold Beverage, Inc. includes only Part II thereof and is being filed for the sole purpose of updating Exhibit 23.1 thereto: the Consent of Independent Registered Public Accounting Firm.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table are our expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us. The Selling Stockholder, however, will pay any other expenses incurred in selling the Securities, including any brokerage commissions or costs of sale. All of the amounts are estimated except for the SEC registration fee.

SEC Registration Fee	$490.44
Legal Fees*	$125,000.00
Accounting Fees and Expenses*	$15,000.00
Blue Sky Qualification Fees and Expenses*	$0
Transfer Agent Fee*	$500.00
Miscellaneous fees and expenses*	$10,000.00
TOTAL	$150,990.44

* Estimated costs

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our A&R Certificate of Incorporation, as may be further amended and restated and in effect from time to time, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of our A&R Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our A&R Certificate of Incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against the expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL.

Our A&R Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee, or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

For purposes of this Item 15, Recent Sales of Unregistered Securities, the conversion rights for our Series B Preferred Stock and our Series C Preferred Stock are based on the terms of the applicable Certificate of Designation of the Preferences, Rights, and Limitations then in effective at the time of conversion. For additional information, please see the section entitled “Description of Securities.”

2017

On January 9, 2017, we issued 20,000,000 shares of our Common Stock to Nancy Holloway in connection with the partial conversion of a convertible note. Ms. Holloway converted approximately $200 of the note at a conversion price per share of $0.00001. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issuable upon conversion did not involve any public offering). On August 12, 2017, Ms. Holloway returned these shares to us for cancellation and $200 was added back to the principal amount outstanding under the note.

On January 11, 2017, we issued 40,000,000 shares of our Common Stock for the partial conversion of a convertible note in the original principal amount of $73,468.20 held by Matthew Nicoletti, owner and Chief Executive Officer of Quantum Capital Group LLC (“Quantum”). Mr. Nicoletti converted approximately $400 in principal at a conversion price of $0.00001 per share. The shares were issued in the name of Quantum. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issuable upon conversion did not involve any public offering).

On January 27, 2017, we issued 1,000,000 shares of our Common Stock as payment to William Green for $6,900 in services performed as a distribution partner. These shares had a fair market value at the date of issue of $0.0069 per share, which was the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock issued did not involve any public offering).

On April 12, 2017, we issued 50,000,000 shares of our Common Stock for the partial conversion of a convertible note in the original principal amount of $73,468.20 held by Matthew Nicoletti, owner and Chief Executive Officer of Quantum. Mr. Nicoletti converted approximately $500 in principal at a conversion price of $0.00001 per share. The shares were issued in the name of Quantum. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock upon conversion did not involve any public offering). Quantum later returned these shares on June 21, 2017 and the shares were cancelled. The converted principal amount of $500 was added to the remaining principal balance of the convertible note.

On April 26, 2017, we issued 30,000,000 shares of our Common Stock in connection with the conversion of a convertible note in the original principal amount of $25,000 held by Joseph Thornburg. Mr. Thornburg converted the entire outstanding principal amount at a conversion price of $0.00083333 per share. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On July 5, 2017, we issued 5,000,000 shares of our Common Stock to Stockvest as payment for $36,000 in professional services. These shares had a fair market value at the date of issue of $0.0072 per share, which was based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On June 29, 2016, we entered a subscription agreement with Matthew Nicoletti, owner and Chief Executive Officer of Quantum Capital Group LLC (“Quantum”), for the purchase of 50,000 shares of our Series B Preferred Stock. On the date on which we entered the subscription agreement, the price per share of our Common Stock as reported by the OTCM was $0.0068. These shares were issued to Mr. Nicoletti for a purchase price of $9,800, or $0.196 per share of our Series B Preferred Stock, on July 11, 2017. At the date of issuance, the per-share fair market value of our Common Stock was $0.0088 per share, based on closing price of our Common Stock as reported by the OTCM. The shares of our Series B Preferred Stock were convertible into an aggregate of 50,000,000 shares of our Common Stock. On August 2, 2017, Mr. Nicoletti converted all of such shares of our Series B Preferred Stock into an aggregate of 50,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.012 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $600,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock upon conversion of our Series B Preferred Stock did not involve any public offering).

On August 14, 2017, we issued 500,000 shares of our Common Stock to Azaliya Kaplunsky as payment with an independent contractor agreement between Ms. Kaplunsky and us, dated July 1, 2017 for $7,000 to manage all social media accounts of the Company. These shares had a fair market value of $0.014 at the date of issuance, which was the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On December 6, 2017, we issued 2,700,000 shares of our Series A Preferred Stock as payment of $55,620 to Robert Clark pursuant to the Clark Employment Agreement. These shares had a fair market value of $0.01 per share at the date of issuance. We issued the shares of Series A Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series A Preferred Stock did not involve any public offering).

On December 29, 2017, we issued 650,000 shares of our Series B Preferred Stock as payment of $6,500 to Robert Clark pursuant to the Amended Clark Employment Agreement. These shares had a fair market value of $0.06 at the date of issuance. We issued the shares of Series B Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series B Preferred Stock did not involve any public offering).

On November 28, 2016, we entered a subscription agreement (the “2016 Subscription Agreement”) with Matthew Nicoletti, owner and Chief Executive Officer of Quantum, for the purchase of 55,000 shares of our Series C Preferred Stock for a purchase price of $44,000, or approximately $0.80 per share of our Series C Preferred Stock. On November 28, 2016, the closing price of our Common Stock was $0.0031 per share as reported by the OTCM. The 55,000 shares of our Series C Preferred Stock were convertible into 55,000,000 shares of our Common Stock. On December 22, 2017, we issued the 55,000 shares of our Series C Preferred Stock to Mr. Nicoletti pursuant to the 2016 Subscription Agreement. On December 22, 2017, the closing price of our Common Stock was $0.0149 per share as reported by the OTCM. We issued the shares of Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock did not involve any public offering).

2018

We issued 500,000 restricted shares of our Series D Preferred Stock to Robert Clark on January 24, 2018, as consideration for $7,900 in services rendered in fiscal 2017, which shares, at the date of issuance, had a fair market value of $0.0158 per share, based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Series D Preferred Stock were issued by us in a transaction not involving any public offering).

On March 6, 2018, Mr. Nicoletti, owner and Chief Executive Officer of Quantum, converted 55,000 of the shares of our Series C Preferred Stock that had been issued pursuant to the 2016 Subscription Agreement. In connection therewith, we issued 55,000,000 shares of our Common Stock to Matthew Nicoletti, owner and Chief Executive Officer of Quantum. Our Common Stock had a per-share fair market value of $0.016 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $880,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issuable upon conversion did not involve any public offering).

On April 30, 2017, we entered into a subscription agreement with Joseph Thornburg (the “Thornburg Subscription Agreement”) for the sale and issuance of 29,866,668 shares of our Common Stock for a subscription price of $75,000. As of the date of the Thornburg Subscription Agreement, we had previously issued 9,886,668 shares of our Common Stock, resulting in a balance of 20,000,000 shares of our Common Stock owed to Mr. Thornburg. On March 14, 2018, we issued the remaining 20,000,000 shares of our Common Stock. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On October 1, 2015, we entered into a consulting agreement with Gone Green Inc. (“Gone Green”) for product development support and consulting services (the “Gone Green Agreement”). In connection with the Gone Green Agreement, on October 28, 2015, we issued 30,000,000 shares of our Common Stock, which shares had a per-share fair market value of $0.015 based on the closing price of our Common Stock on the issuance date as reported by the OTCM, or an aggregate fair market value of $450,000. On March 2, 2016, we issued an additional 40,000,000 shares of our Common Stock, which shares had a per-share fair market value of $0.025 based on the closing price of our Common Stock on the issuance date as reported by the OTCM, or an aggregate fair market value of $1 million. On May 16, 2016, we issued an additional 50,000,000 shares of our Common Stock, which shares had a per-share fair market value of $0.0036 based on the closing price of our Common Stock on the issuance date as reported by the OTCM, or an aggregate fair market value of $180,000. On July 6, 2016, we entered into a Termination of Consulting Agreement with Gone Green (the “Termination GG Agreement”) because the product development support and consulting services were never provided. Pursuant to the Termination GG Agreement, in April 2018, Gone Green returned to us the 120,000,000 shares of our Common Stock that we previously issued, and the shares were cancelled.

On March 27, 2017, we entered a subscription agreement (the “March 2017 Subscription Agreement”) with Matthew Nicoletti, owner and Chief Executive Officer of Quantum, for the purchase of 100,000 shares of our Series C Preferred Stock for a purchase price of $86,000, or approximately $0.86 per share of our Series C Preferred Stock. The 100,000 shares of our Series C Preferred Stock were convertible into 100,000,000 shares of our Common Stock. On July 16, 2018, we issued the 100,000 shares of our Series C Preferred Stock pursuant to the March 2017 Subscription Agreement. On March 27, 2017 (the date we entered into the March 2017 Subscription Agreement), the closing price of our Common Stock was $0.0079 per share as reported by the OTCM. On July 16, 2018 (the date we issued the shares of our Series C Preferred Stock), the closing price of our Common Stock was $0.0118 per share as reported by the OTCM. We offered and sold the shares of our Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock did not involve any public offering).

On December 22, 2017, we entered a subscription agreement (the “December 2017 Subscription Agreement”) with Matthew Nicoletti, owner and Chief Executive Officer of Quantum, for the purchase of 110,000 shares of our Series C Preferred Stock, for a purchase price of $110,926, or approximately $1.01 per share of our Series C Preferred Stock. The 110,000 shares of our Series C Preferred Stock were convertible into 110,000,000 shares of our Common Stock. On July 16, 2018, we issued the 110,000 shares of our Series C Preferred Stock pursuant to the December 2017 Subscription Agreement. On December 22, 2017 (the date on which we entered the December 2017 Subscription Agreement), the closing price of our Common Stock was $0.0149 per share as reported by the OTCM. On July 16, 2018 (the date on which we issued the shares of our Series C Preferred Stock), the closing price of our Common Stock was $0.0118 per share as reported by the OTCM. We offered and sold the shares of our Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock did not involve any public offering).

On April 10, 2018, we entered a subscription agreement (the “2018 Subscription Agreement”) with Matthew Nicoletti, owner and Chief Executive Officer of Quantum, for the purchase of 106,000 shares of our Series C Preferred Stock for a purchase price $106,000, or $1.00 per share of our Series C Preferred Stock. The 106,000 shares of our Series C Preferred Stock were convertible into 106,000,000 shares of our Common Stock. On July 16, 2018, we issued the shares of Series C Preferred Stock Pursuant to the 2018 Subscription Agreement. On April 10, 2018 (the date on which we entered the 2018 Subscription Agreement), the closing price of our Common Stock was $0.009 per share as reported by the OTCM. On July 16, 2018 (the date on which we issued the shares of our Series C Preferred Stock), the closing price of our Common Stock was $0.0118 per share as reported by the OTCM. We offered and sold the shares of our Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock did not involve any public offering).

On September 7, 2018, pursuant to the terms of the Selinger Employment Agreement, we issued to Mr. Selinger 10,000,000 shares of our Common Stock as payment of $136,000, which shares had a per-share fair market value of $0.0136, based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On September 7, 2018, pursuant to the terms of the Crystal Agreement, we issued 500,000 shares of our Common Stock to Matthew Crystal as payment for his professional services to us in the amount of $6,800, which shares, at the date of their issuance, had a per-share fair market value of $0.0136 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On November 16, 2018, Matthew Nicoletti, owner and Chief Executive Officer of Quantum, converted 45,000 of the shares of our Series C Preferred Stock that had been issued pursuant to the March 2017 Subscription Agreement into 45,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.0939 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $4,225,500. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

2019

On January 16, 2019, pursuant to the terms of an employment agreement with Chad Webb, we issued 5,000,000 shares of our Common Stock as payment of $277,000 in compensation owed for services provided. The shares had a per-share fair market value of $0.0554, based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On February 11, 2019, Matthew Nicoletti, owner and Chief Executive Officer of Quantum, converted the remaining 55,000 shares of our Series C Preferred Stock that had been issued pursuant to the March 2017 Subscription Agreement into 55,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.0840 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $4,620,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On March 18, 2019, Mr. Nicoletti converted 58,000 of the shares of our Series C Preferred Stock that had been issued in connection with the December 2017 Subscription Agreement into 58,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.0785 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $4,553,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On April 17, 2019, Mr. Nicoletti converted the remaining 52,000 shares of our Series C Preferred Stock that had been issued pursuant to the December 2017 Subscription Agreement into 52,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.076 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $3,952,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 100,000 shares of our Common Stock to each of Jazmin Gonzalez and Michelle Motta on May 23, 2019, as an incentive bonus of $13,100 each. At the date of issuance, the per-share fair market value was $0.131 based on the closing price of our Common Stock on the date of issuance as reported by the OTCM. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering). On November 7, 2019, the 100,000 shares that had been issued to Michelle Motta were forfeited to us and cancelled.

We entered into a sponsorship agreement with Ryan Dodd, a professional waterski jumper, on May 1, 2019 (the “Dodd Agreement”), and, in connection therewith, issued him 262,500 shares of our Common Stock on May 23, 2019 as payment of $34,388 for his sponsorship. At the date of issuance, the shares of our Common Stock had a fair market value of $0.131 per share based on the closing price of our Common Stock on the date of issuance as reported by the OTCM. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering).

On June 13, 2019, we, through our wholly-owned subsidiary, HighDrate, entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Tre Holdco Inc. (“Tre Holdco”). Pursuant to the Settlement Agreement, Tre Holdco assigned U.S. Trademark Reg. No. 5,351,770 for the mark “HighDrate” to us and, in exchange, we paid to Tre Holdco a cash payment in the amount of $22,500 and issued to Tre Holdco 500,000 shares of our Common Stock. The shares were issued on June 17, 2019 and, on such date, the per-share fair market value, based on the closing price of our Common Stock as reported by the OTCM, was $0.1185, or an aggregate fair market value of $59,245. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering).

On July 2, 2019, Mr. Nicoletti converted 50,000 of the shares of our Series C Preferred Stock that had been issued in connection with the 2018 Subscription Agreement into 50,000,000 shares of our Common Stock. Our Common Stock on the date of conversion had a per-share fair market value of $0.1076 based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $5,380,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On July 11, 2019, Mr. Nicoletti converted the remaining 56,000 shares of our Series C Preferred Stock that had been issued pursuant to the 2018 Subscription Agreement into 56,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.1135 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $6,356,000.We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act in that the issuance of shares of our Common Stock did not involve any public offering).

Pursuant to the terms of the Outlaw Agreement, on July 30, 2019, we issued 10,000,000 shares of our Common Stock to our independent director, William Jeffrey Outlaw, as payment of $800,000 for his services in that capacity. At the date of issuance, the per-share fair market value was $0.111 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

2020

We issued 5,000,000 shares of our Common Stock on January 27, 2020 to Lori Radcliffe pursuant to the Radcliffe Employment Agreement with us. At the date of issuance, the per-share fair market value of the shares was $0.0637 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance or an aggregate fair market value of $318,500. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 5,000,000 shares of our Common Stock on April 3, 2020 to Paul O’Renick pursuant to an Employment Agreement dated October 1, 2019, representing $157,500 in compensation for services provided. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 85,000 shares of our Common Stock on April 3, 2020 to Ryan Dodd pursuant to the Dodd Agreement. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance, or an aggregate fair market value of $2,578, as a sponsorship payment. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On July 10, 2020, we issued 4,000,000 shares of our Common Stock upon the conversion of 4,000,000 shares of our Series A Preferred Stock to Robert Clark and Joseph Thornburg. The shares of our Common Stock on the date of issuance had a per-share fair market value of $0.0346, which was based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issuable upon conversion did not involve any public offering).

On July 14, 2020, we issued 140 shares of our Series C Preferred Stock to Robert Clark, our President and Chief Executive Officer. We owe Mr. Clark 170,000,000 shares of our Common Stock at any time that Mr. Clark requests that these shares be issued to him. The 140 shares of our Series C Preferred Stock is convertible into 140 shares of our Common Stock. Thus, following this issuance, we owe Mr. Clark 169,999,860 shares of our Common Stock. At the date of issuance, the per-share fair market value of the shares was $0.0312 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock, and shares of our Common Stock issuable upon conversion of our Series C Preferred Stock did not involve any public offering).

On May 14, 2020, we executed a securities purchase agreement with an otherwise unaffiliated third-party investor (the “May 2020 SPA”). In connection therewith, we agreed to sell and issue three secured convertible debentures (the “May 2020 Debentures”) and granted one warrant (the “May 2020 Warrant”). The date of the sale and issuance of the first debenture, in the initial principal amount of $250,000, was May 14, 2020. The date of the sale and issuance of the second debenture, in the initial principal amount of $250,000, was July 20, 2020. The date of the sale and issuance of the third debenture, in the initial principal amount of $500,000, was December 31, 2020. In connection with the transactions contemplated by the May 2020 SPA, we also granted the investor a three-year warrant for the purchase up to 20,000,000 shares of our Common Stock (the “May 2020 Warrant Shares”). Concurrently with the execution of the May 2020 SPA, we also entered into a Registration Rights Agreement with the investor for the registration of the shares underlying the debentures and the warrant. That registration statement was declared effective on December 31, 2020. We issued the May 2020 Debentures and granted the May 2020 Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the debentures and grant of the warrant, and the shares of our Common Stock issuable upon conversions or exercises of the debentures and the warrant, respectively, did not involve any public offering).

We sold and issued an additional secured convertible debenture to the third-party investor in the original principal amount of $100,000 on November 30, 2020. We did not grant any registration rights in connection with our sale and issuance of the additional debenture. We issued the additional debenture in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the additional debenture, and shares of our Common Stock issuable upon conversion of the additional debenture, did not involve any public offering). We repaid the debenture in cash in December 2020.

2021

On February 10, 2021, we executed a securities purchase agreement with the investor (the “February 2021 SPA”). In connection therewith, we agreed to sell and issue the February 2021 Debentures and granted the February 2021 Warrant, exercisable for up to 50,000,000 February 2021 Warrant Shares at an initial exercise price of $0.03 per share. We sold and issued to the third-party investor a debenture in the original principal amount of $900,000 and granted the February 2021 Warrant promptly after entering into the February 2021 SPA. We will issue and sell a second debenture in the original principal amount of $600,000 when another Registration Statement on Form S-1 that we are obligated to file has been declared effective by the SEC. We issued the February 2021 Debenture and granted the February 2021 Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the February 2021 Debenture and the February 2021 Warrant, and the shares of our Common Stock issuable upon conversion or exercise of the February 2021 Debenture and the February 2021 Warrant, respectively, did not involve any public offering). Concurrently with the execution of the February 2021 SPA, we also entered into a Registration Rights Agreement with the investor for the registration of the shares underlying the debentures and the warrant.

We used the proceeds from the debentures that we sold and issued under the May 2020 SPA, on November 30, 2020, and from the February 2021 SPA for general corporate purposes.

ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.2	Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.3	Certificate of Designation of the Preferences, Rights, and Limitations of the Series B Preferred Stock is incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.4	Certificate of Designation of the Preferences, Rights, and Limitations of the Series C Preferred Stock is incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.5	Certificate of Designation of the Preferences, Rights, and Limitations of the Series D Preferred Stock is incorporated herein by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.6	Certificate of Amendment to Amendment and Restated Certificate of Incorporation, is incorporated herein by reference to Exhibit 3.6 of Amendment No. 1 to the Company Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

4.1	Form of Debenture is incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

4.2	Warrant is incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

4.3	Form of Stand-alone Debenture is incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 (File No.333-239883), filed with the SEC on December 14, 2020.

5.1	Opinion of Clark Hill LLP is incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 (File No.333-239883), filed with the SEC on April 27, 2021.

10.1	Securities Purchase Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.2	Registration Rights Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.3	Independent Contractor Agreement by and between Kona Gold LLC and OPTN Companies Inc., dated April 15, 2020 is incorporated herein by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.4	Board of Directors Offer Letter between the Company and Matthew Crystal, dated July 24, 2018 is incorporated herein by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.5	Board of Directors Offer Letter between the Company and William Jeffrey Outlaw, dated September 3, 2019 is incorporated herein by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.6	Form of Distribution Agreement is incorporated herein by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.7	Membership Interest Purchase Agreement by and among Elev8 Hemp LLC, PLAD, Inc., and the Company, dated October 10, 2016, is incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.8	Securities Exchange and Settlement Agreement by and between Elev8 Brands, Inc. and the Company, dated March 6, 2018, is incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.9	Securities Exchange and Settlement Agreement by and between Elev8 Brands, Inc. and the Company, dated November 26, 2019 is incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.10	Employment Agreement by and between Christopher Selinger and the Company, dated September 1, 2018 is incorporated herein by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.11	Lease Agreement by and between Kona Gold, LLC and Hay Investment Properties, Inc., dated June 1, 2018 is incorporated herein by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.12	Triple Net Lease Agreement by and between Gold Leaf Distribution, LLC and 3090 S. Hwy 14, LLC, dated May 22, 2019 is incorporated herein by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.13	Lease Modification Agreement by and between Gold Leaf Distribution, LLC and 3090 S. Hwy 14, LLC, dated April 21, 2020 is incorporated herein by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.14	Line of Credit Agreement by and between Robert Clark and Gold Leaf Distribution, LLC, dated August 29, 2019 is incorporated herein by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.15	Line of Credit Agreement by and between Robert Clark and Kona Gold, LLC, dated April 4, 2019 is incorporated herein by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.16	Line of Credit Agreement by and between Matthew Nicoletti and Kona Gold, LLC, dated May 5, 2018 is incorporated herein by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.17	Standard Promissory Note issued by Gold Leaf Distribution in favor of Robert Clark, dated February 19, 2019 is incorporated herein by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.18	Standard Promissory Note issued by Kona Gold, LLC in favor of Robert Clark, dated January 15, 2019 is incorporated herein by reference to Exhibit 10.18 of Amendment No. 1 to the Company Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.19	Employment Agreement by and between the Company and Robert Clark, dated August 12, 2015 is incorporated herein by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.20	Employment Agreement by and between the Company and Lori Radcliffe, dated October 8, 2019 is incorporated herein by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.21	Amendment to Employment Agreement by and between the Company and Robert Clark, dated December 1, 2016 is incorporated herein by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.22	Agreement by and between the Company and Ryan Dodd, dated May 1, 2019 is incorporated herein by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.23	Amendment to Employment Agreement by and between Christopher Selinger and Kona Gold Solutions, Inc., dated May 1, 2020 is incorporated herein by reference to Exhibit 10.23of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.24	Amendment to Employment Agreement by and between Christopher Selinger and the Company, dated January 1, 2019 is incorporated herein by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.25	Security Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.26	Line of Credit and Security Agreement Modification Agreement by and between Kona Gold LLC and Robert Clark, dated April 1, 2020 is incorporated herein by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.27	Line of Credit and Security Agreement Modification Agreement by and between Gold Leaf Distribution LLC and Robert Clark, dated April 1, 2020 is incorporated herein by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.28	Terms of Oral Agreement between the Company and Robert Clark is incorporated herein by reference to Exhibit 10.28 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.29	Waiver Agreement by and between the Company and YaII PN, Ltd., dated October 14, 2020, is incorporated herein by reference to Exhibit 10.29 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.30	Paycheck Protection Promissory Note issued in favor of Wells Fargo Bank, N.A. dated May 4, 2020, is incorporated herein by reference to Exhibit 10.30 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.31	Paycheck Protection Promissory Note issued in favor of Wells Fargo Bank, N.A. dated May 4, 2020, is incorporated herein by reference to Exhibit 10.31 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.32	Securities Purchase Agreement by and between the Company and YAII PN, Ltd., dated November 30, 2020, is incorporated herein by reference to Exhibit 10.32 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on December 14, 2020.

21.1	Subsidiaries is incorporated herein by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2021.

23.1*	Consent of Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Legal Counsel (included in Exhibit 5.1).

24	Power of Attorney is incorporated herein by reference to the signature page of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

*Filed herewith

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or issuances are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Melbourne, State of Florida, on May 3, 2021.

KONA GOLD BEVERAGE, INC.

By:	/s/ Robert Clark
Robert Clark

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Clark	Dated: May 3, 2021
Robert Clark President, Chief Executive Officer, Secretary and Chairman and Director

/s/ Lori Radcliffe	Dated: May 3, 2021
Lori Radcliffe Chief Financial Officer

*	Dated: May 3, 2021
Matthew Crystal Director

*	Dated: May 3, 2021
William Jeffrey Outlaw Director

*By:	/s/ Robert Clark
Robert Clark, as attorney-in-fact